Exhibit 10.34

FIRST AMENDMENT TO AGREEMENT

THIS FIRST AMENDMENT TO AGREEMENT (the "First Amendment") is made and entered into as of the 24 day of December 2015 by and between Shanghai Wisdom & Wealth Investment & Management Co., Ltd., an entity organized under the laws of the People's Republic of China ("Wisdom & Wealth"), and Armco Metals Holdings, Inc., a Nevada corporation (the "Guarantor").

W I T N E S S E T H:

WHEREAS, Wisdom & Wealth and the Guarantor are parties to that certain Agreement dated September 8, 2015 related to the subject matter hereof, the terms and conditions of which are incorporated herein by such reference (the "Original Agreement");

WHEREAS, the Exchange Approval Date was December 14, 2015 pursuant to which NYSE Regulation, Inc. approved the issuance by the Guarantor to Wisdom & Wealth of a maximum of 20,462,285 shares of Common Stock (the "Exchange Approved Maximum Conversion Amount") upon the conversion of the Loan Balance; and

WHEREAS, the parties wish to amend certain terms of the Original Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, it is hereby agreed as follows:

1.            Recitals; Definitions; Other Terms. The foregoing recitals are true and correct. All terms not otherwise defined herein shall have the same meaning as in the Original Agreement. All terms and conditions of the Original Agreement not amended or modified by this First Amendment shall remain in full force and effect.

2.            Extension of Maturity Date. The Maturity Date is hereby extended to December 31, 2016.

3.            Conversion Rights.

3.1     Section 2(a) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

(a)     Wisdom & Wealth shall have the right from time to time ending on the Maturity Date to convert all or any part of the outstanding Loan Balance into fully paid and non-assessable shares of Common Stock (or any shares of capital stock or other securities of the Guarantor into which such Common Stock shall hereafter be changed or reclassified) at the Conversion Price up to the Exchange Approved Maximum Conversion Amount (a “Conversion”); provided, however, that in no event shall Wisdom & Wealth be entitled to convert any portion of the Loan Balance in excess of that portion of the Loan Balance upon any Conversion of which the sum of (1) the total number of shares of Common Stock of Beneficially Owned by Wisdom & Wealth and its Affiliates and (2) the number of shares of Common Stock issuable upon the Conversion of that portion of the Loan Balance, with respect to which the determination of this provision is being made, would result in Wisdom & Wealth and/or its Affiliates being the Beneficial Owner of more than 4.99% of the outstanding shares of Common Stock (the "Beneficial Ownership Limitation"). All interest which may accrue on the Loan Balance in accordance with the terms of the Loan Modification shall be paid by the Borrower in cash and shall not be subject to any Conversion. Any portions of the Loan Balance which exceed the Exchange Approved Maximum Conversion Amount which remain outstanding at the Maturity Date will be paid by the Borrower in cash, it being the understanding of the parties that the Exchange Approved Maximum Conversion Amount represents the total number of shares of Guarantor's Common Stock which may be issued to Wisdom & Wealth, its Affiliates and/or the Transferees (as hereinafter defined), in satisfaction of the Loan Balance and any interest thereon.

3.2     Section 2(b) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

(b)     The number of shares of Common Stock to be issued upon each Conversion shall be determined by dividing the Conversion Amount by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to Guarantor by Wisdom & Wealth in accordance with Section 2(c) below (the “Conversion Date”). Following any Conversion, Wisdom & Wealth agrees to limit the resales of such shares of Common Stock in the Public Market by it or its Affiliates (the "Public Resales") to a maximum of one percent (1%) of the Guarantor's outstanding Common Stock as reported in its most recent SEC Reports (as hereinafter defined) (the "Public Resale Limitation") in any thirty (30) calendar day period. For the purposes of this paragraph, "Public Market" means the NYSE MKT, or on the principal securities exchange or other securities market on which the Common Stock is then being traded or quoted. Any Public Resales by Wisdom & Wealth in the Public Market shall be at the then current bid price of the Common Stock. As a condition precedent to the issuance of any shares of Common Stock upon a Conversion, Wisdom & Wealth shall provide evidence satisfactory to the Guarantor that it has lodged a copy of this Agreement with any broker-dealer effecting Public Resales in the Public Market for Wisdom & Wealth and/or its Affiliates.

4.            Covenants of Wisdom & Wealth. Section 4(b) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

(b)     Wisdom & Wealth hereby covenants and agrees that it and its Affiliates shall not seek to exercise any control, directly or indirectly, over the Guarantor's business and operations, including those of its consolidated subsidiaries, nor shall it otherwise attempt to influence, either directly or indirectly, its management. Wisdom & Wealth further covenants and agrees so long as it and/or its Affiliates shall own any shares of Guarantor's Common Stock that in connection with any annual or special meeting of stockholders of the Guarantor, or any action by written consent in lieu of a stockholders meeting, it and/or its Affiliates will vote all of its shares of Guarantor's Common Stock either in favor of (or provide a written consent to) or against the action in question, as determined by the decision of a majority of the Guarantor's stockholders. As a condition precedent to the sale, transfer, assignment, hypothecation or other transfer (collectively, a "Transfer") of any shares of Guarantor's Common Stock received upon a Conversion by Wisdom & Wealth and/or its Affiliates to any third party who is not an Affiliate of Guarantor (the "Transferee") other than pursuant to a Public Resale, Wisdom & Wealth shall deliver such documents and agreements as Guarantor and/or its counsel may request (the "Transfer Documents") pursuant to which such Transferee shall agree to be bound by Sections 2 and 4 of this Agreement. Until such time as the Transfer Documents shall have been delivered in accordance with this Agreement, Wisdom & Wealth shall not be required to honor any Conversion Notice or otherwise facilitate the Transfer of any shares of Common Stock previously received upon a Conversion.

5.            Representations, Warranties and Covenants of Wisdom & Wealth. Wisdom & Wealth hereby represents and warrants to the Guarantor that all representations and warranties of it contained in the Original Agreement are true and correct as of the date of this First Amendment, and it will continue to be bound by all covenants contained therein.

IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto on the date first above written.

ARMCO METALS HOLDINGS, INC.

By:
Kexuan Yao, Chief Executive Officer

SHANGHAI WISDOM & WEALTH INVESTMENT & MANAGEMENT CO., LTD.

By:
Gang Li, Chief Executive Officer

Exhibit A

Notice of Conversion

To:     Armco Metals Holdings, Inc.

1.      Shanghai Wisdom & Wealth Investment & Management Co., Ltd. ("Wisdom & Wealth") hereby elects to convert $__________ (the "Conversion Amount") of the Loan Balance into ________ Conversion Shares pursuant to the terms of that certain Agreement dated September 8, 2015 as amended by the First Amendment to Agreement dated December _, 2015 (collectively, the "Agreement") by and between Wisdom & Wealth and Armco Metals Holdings, Inc. (the "Guarantor"). All terms not otherwise defined herein shall have the same meaning as in the Agreement.

2.      Please issue and deliver a certificate representing the Conversion Shares to Wisdom & Wealth to its address set forth below. If delivery of the Conversion Shares is requested via DWAC, please check this box and provide the requested information:

☐     The Guarantor is requested to electronically transmit the Conversion Shares issuable pursuant to this Notice of Conversion to the account of Wisdom & Wealth with DTC through a DWAC system transfer.

Name of DTC Prime Broker:
Account Number:

3.     In order to induce the Guarantor to process this Conversion Notice, Wisdom & Wealth represents, warrants and covenants to the Guarantor that (i) neither Wisdom & Wealth nor its Affiliates is now, nor has it been in the past 90 days, an Affiliate of the Guarantor and, (ii) after giving effect to the issuance of the Conversion Shares contemplated hereby, it will not be the Beneficial Owner of in excess of the Beneficial Ownership Limitation. Wisdom & Wealth further represents, warrants and covenants to the Guarantor that (i) neither it nor its Affiliates have made any Public Resales in the Public Market in excess of the Public Resale Limitation, and (ii) neither it nor its Affiliates have made any Transfers for which the Transferees have not delivered the Transfer Documents.

Dated:     _______________, 201_

SHANGHAI WISDOM & WEALTH INVESTMENT & MANAGEMENT CO., LTD.

By:
Gang Li, Chief Executive Officer